                                                                 [AGILYSYS LOGO]

                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


            AGILYSYS, INC. REPORTS FISCAL 2006 FIRST-QUARTER RESULTS

     -    Consolidated Sales Increase 6 Percent to $410 Million
     -    Net Income of $0.01 per Diluted Share
     - Non-GAAP Net Income Reaches $0.15 per Diluted Share, Excluding Restructuring and Loss on Redemption of Convertible Trust Preferred Securities

CLEVELAND - Aug. 4, 2005 - Agilysys, Inc. (Nasdaq: AGYS), a leading provider of enterprise computer technology solutions, today announced fiscal 2006 unaudited first-quarter results for the three months ended June 30, 2005. Consolidated sales for the first quarter were $410.0 million, an increase of 6.0 percent compared with sales of $386.7 million for the first quarter last year.

First-quarter sales of hardware products were $329.8 million, up 4.7 percent from $314.9 million last year. Software sales were $58.9 million, up 14.4 percent from $51.5 million a year ago, and services sales were $21.3 million, up
4.9 percent from $20.3 million last year.

Gross margin for the first quarter was 12.4 percent of sales, compared with 12.6 percent in the first quarter last year. Selling, general and administrative expenses were $41.2 million, or 10.1 percent of sales, compared with $39.0 million, or 10.1 percent of sales, in the prior year.

The company reported first-quarter net income of $290,000, or $0.01 per diluted share. Excluding a $2.4 million restructuring charge and a non-recurring $4.8 million loss on redemption of the company's Convertible Trust Preferred Securities, the company would have reported non-generally accepted accounting principles (non-GAAP) net income of $4.6 million, or $0.15 per diluted share, compared with non-GAAP net income of $4.0 million, or $0.14 per diluted share, in the first quarter last year.

Arthur Rhein, chairman, president and chief executive officer of Agilysys, said, "I am pleased with our strong operating performance in the first quarter of fiscal 2006. Our results reflect sales growth in each of our major product categories, continued execution of our strategic plan and a focus on improving operational efficiency."

COMPANY REPORTS $2.4 MILLION RESTRUCTURING CHARGE
During the quarter Agilysys initiated a plan to consolidate a portion of its operations to reduce costs and increase future operating efficiencies. As part of this restructuring effort, the company initiated the exit of certain leased facilities and headcount reduction. The company also executed a senior management consolidation of responsibilities. Restructuring charges increased $2.2 million during the quarter compared with last year, which reflects headcount reduction in the first quarter this year. The company has not recorded a liability for costs relating to the exit of certain leased facilities since the company had not ceased using such properties as of June 30, 2005. The company expects to record an additional restructuring charge of approximately $2.3 million in the second quarter ending September 30, 2005.

Cost savings expected to be realized in fiscal 2006 as a result of the restructuring initiative are approximately $6 million. None of these cost savings were realized in the first quarter of fiscal 2006.



REDEMPTION OF CONVERTIBLE TRUST PREFERRED SECURITIES

As part of its strategy to increase both financial flexibility and shareholder value, on June 15, 2005 the company completed the redemption of its 6.75 percent Convertible Trust Preferred Securities ("Trust Preferred Securities"). As of March 31, 2005, the carrying value of the Trust Preferred Securities was $125.3 million. Holders of the Trust Preferred Securities were required to accept a cash payment or to convert into common shares of Agilysys by June 15, 2005. Trust Preferred Securities with a carrying value of $105.4 million were redeemed for cash at a total cost of $109.0 million, which included accrued interest of $1.5 million and a 2.025 percent premium of $2.1 million. Agilysys funded the redemption with existing cash balances. In addition, 398,324 Trust Preferred Securities with a carrying value of $19.9 million were converted into common shares of the company, resulting in the issuance of 1.3 million common shares.

The company incurred a loss of $4.8 million in the first quarter of fiscal 2006 as a result of the redemption of the Trust Preferred Securities. As part of the loss, the company wrote off deferred financing fees of $2.7 million. The financing fees, incurred at the time of issuing the Trust Preferred Securities, were being amortized over a 30-year period ending on March 31, 2028, which was the maturity date of the Trust Preferred Securities. The write off of deferred financing fees, together with the $2.1 million premium on redemption described above, resulted in the loss of $4.8 million.

Agilysys shareholders will benefit by both the elimination of the annual distribution on the Trust Preferred Securities, which amounted to approximately $5.2 million annually, net of tax, and the elimination of 6.7 million shares of dilution. After the redemption and conversion to common shares, Agilysys will have approximately 30.4 million common shares issued and outstanding.

ACQUISITION OF THE CTS CORPORATIONS
During the first quarter of fiscal 2006 Agilysys completed its acquisition of The CTS Corporations for $27.5 million and began the process of integrating CTS into the company's professional services operation. The transaction, which closed on May 31, 2005, enhances the Agilysys offering of comprehensive storage solutions. The acquisition of CTS provides Agilysys a strong foundation to capitalize on current industry trends around storage products and services.

USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP operating results provided above are "non-GAAP financial measures" under the rules of the Securities and Exchange Commission. The company believes that the non-GAAP financial information is useful to investors to assist them in assessing and understanding the company's operating performance and underlying trends in its business, as management considers the charges and losses referred to above to be outside the company's core operating results. This non-GAAP financial information supplements, and is not intended to represent a measure of performance in accordance with U.S. GAAP. Accompanying this release is a tabular reconciliation of the differences between the non-GAAP measures with the most comparable financial measure calculated and presented in accordance with U.S. GAAP.

UPDATED BUSINESS OUTLOOK
Agilysys also provided its business outlook for fiscal 2006 including the results of its Convertible Trust Preferred Securities redemption.

For fiscal 2006, the company currently estimates sales to grow approximately five to seven percent over fiscal 2005 sales of $1.62 billion. Full-year gross margin is expected to be approximately 12.4 percent of sales and selling, general and administrative expenses are anticipated to be approximately 9.5 percent of sales for fiscal 2006.

Fiscal 2006 net income is expected to be in the range of $0.80 to $0.88 per diluted share, including the impact of the restructuring charges discussed above and the loss on the Convertible Trust Preferred Securities redemption and the associated diluted share count impact.

Agilysys also expects to incur fiscal 2006 capital expenditures between $2 and $4 million, depreciation and amortization of approximately $10 million, and interest expense will be offset by interest and other income, assuming no additional retirement of its Senior Notes.


CONFERENCE CALL INFORMATION
A conference call to discuss the first quarter results is scheduled for 10 a.m. ET on Thursday, August 4, 2005. The conference call will be broadcast live over the Internet and a replay will be accessible on the investor relations page of the company's Web site: www.agilysys.com. A taped replay of the conference call will be available from 12 noon ET on Tuesday, August 4, 2005, through midnight ET on Tuesday, August 16, 2005, accessible by dialing 877-344-7529 or 412-317-0088 (passcode #375532).

FORWARD-LOOKING LANGUAGE
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.

Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys anticipated revenue gains, sales volume, margin improvements, cost savings, and new product introductions.

Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances, and joint ventures.

In addition, this release contains time-sensitive information and reflects management's best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Interested persons can obtain it free at the Securities and Exchange Commission's Web site, www.sec.gov.

ABOUT AGILYSYS, INC.
Agilysys is one of the foremost distributors and premier resellers of enterprise computer technology solutions. It has a proven track record of delivering complex server and storage hardware, software and services to resellers, large and medium-sized corporate customers, as well as public-sector clients across a diverse set of industries. In addition, the company provides customer-centric software applications and services focused on the retail and hospitality markets. Headquartered in Mayfield Heights, Ohio, Agilysys has sales offices throughout the United States and Canada. For more information, visit www.agilysys.com.


Analysts/Investor Contact:           Martin Ellis
                                     Executive Vice President, Treasurer and
                                     Chief Financial Officer
                                     Agilysys, Inc.
                                     440-720-8682
                                     martin.ellis@agilysys.com

Media Contact:                       Julie Young
                                     Director, Corporate Communications
                                     Agilysys, Inc.
                                     440-720-8602
                                     julie.young@agilysys.com

                                      # # #

                                 AGILYSYS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                         Three months ended
                                                                              June 30
                                                                   -------------------------------
(In thousands, except share and per share data)                        2005             2004
                                                                   ------------       ------------

Net sales                                                          $    409,954       $    386,672
Cost of goods sold                                                      359,196            338,007
                                                                   ------------       ------------
     Gross margin                                                        50,758             48,665
Operating expenses
     Selling, general and administrative expenses                        41,239             38,950
     Restructuring charges                                                2,424                189
                                                                   ------------       ------------
Operating income                                                          7,095              9,526
Other (income) expense
     Other income, net                                                     (362)              (239)
     Interest income                                                     (1,471)              (352)
     Interest expense                                                     1,607              1,641
     Loss on redemption of Mandatorily Redeemable Convertible
         Trust Preferred Securities                                       4,811                  -
                                                                   ------------       ------------
Income before income taxes                                                2,510              8,476
Provision for income taxes                                                1,177              3,102
Distributions on Mandatorily Redeemable Convertible Trust
     Preferred Securities, net of taxes                                     900              1,360
                                                                   ------------       ------------
Income from continuing operations                                           433              4,014
Loss from discontinued operations, net of taxes                             143                164
                                                                   ------------       ------------
Net income                                                         $        290       $      3,850
                                                                   ============       ============
Earnings per share - basic and diluted
     Income from continuing operations                             $       0.01       $       0.14
     Loss from discontinued operations                                        -                  -
                                                                   ------------       ------------
     Net income                                                    $       0.01       $       0.14
                                                                   ============       ============

Weighted average shares outstanding
     Basic                                                           28,901,927         28,014,938
     Diluted                                                         29,827,852         28,418,415

Cash dividends per share                                           $       0.03       $       0.03



See accompanying notes to unaudited condensed consolidated financial statements.

                                 AGILYSYS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Amounts at June 30, 2005 are Unaudited)

                                                                                    June 30        March 31
(In thousands, except share and per share data)                                       2005            2005
                                                                                   ---------       ---------
ASSETS
Current assets
     Cash and cash equivalents                                                     $ 139,262       $ 241,880
     Accounts receivable, net                                                        283,964         263,986
     Inventories, net                                                                 53,219          47,305
     Deferred income taxes                                                            10,396           9,379
     Prepaid expenses                                                                  1,290           1,991
     Assets of discontinued operations                                                   648             702
                                                                                   ---------       ---------
         Total current assets                                                        488,779         565,243
Goodwill                                                                             197,417         173,774
Intangible assets, net                                                                 5,239           5,796
Investments                                                                           19,974          19,785
Other assets                                                                          19,049          20,241
Property and equipment, net                                                           29,836          30,319
                                                                                   ---------       ---------
         Total assets                                                              $ 760,294       $ 815,158
                                                                                   =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Accounts payable                                                              $ 273,442       $ 228,775
     Accrued liabilities                                                              40,423          38,178
     Mandatorily Redeemable Convertible Trust Preferred Securities                         -         125,317
     Liabilities of discontinued operations                                            1,378           1,767
                                                                                   ---------       ---------
         Total current liabilities                                                   315,243         394,037
Long-term debt                                                                        59,641          59,624
Deferred income taxes                                                                 11,835          11,657
Other non-current liabilities                                                         18,614          17,389

Shareholders' equity
     Common stock, at $0.30 stated value; 30,434,014 and 28,820,531 shares outstanding at June 30, 2005 and March 31 2005, respectively, net of
         1,125 and 46,442 shares in treasury at June
         2005 and March 31, 2005, respectively                                         9,032           8,564
     Capital in excess of stated value                                               111,760          88,927
     Retained earnings                                                               235,174         235,749
     Unearned compensation on restricted stock awards                                   (843)           (873)
     Accumulated other comprehensive (loss) income                                      (162)             84
                                                                                   ---------       ---------
         Total shareholders' equity                                                  354,961         332,451
                                                                                   ---------       ---------
         Total liabilities and shareholders' equity                                $ 760,294       $ 815,158
                                                                                   =========       =========



See accompanying notes to unaudited condensed consolidated financial statements.

                                 AGILYSYS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                    Three months ended
                                                                                         June 30
                                                                                 -------------------------
(In thousands)                                                                      2005            2004
                                                                                 ---------       ---------
Operating activities:
     Net income                                                                  $     290       $   3,850
     Add: Loss from discontinued operations                                            143             164
                                                                                 ---------       ---------
         Income from continuing operations                                             433           4,014
     Adjustments to reconcile income from continuing operations to net cash provided by operating activities (net of effects from business acquisition):
     Loss on redemption of Convertible Trust Preferred Securities                    4,811               -
     Loss on disposal of plant and equipment                                             1              34
     Depreciation                                                                      971           1,027
     Amortization                                                                    1,269           1,153
     Deferred income taxes                                                          (1,150)          2,169
     Changes in working capital
         Accounts receivable                                                       (16,040)         21,392
         Inventory                                                                  (5,914)          2,149
         Accounts payable                                                           43,577          29,581
         Accrued liabilities                                                         2,302          (6,494)
         Other working capital                                                         818             383
     Other non-cash adjustments                                                       (487)         (3,005)
                                                                                 ---------       ---------
         Total adjustments                                                          30,158          48,389
                                                                                 ---------       ---------
Net cash provided by operating activities                                           30,591          52,403

Investing activities:
     Acquisition of business, net of cash acquired                                 (27,784)              -
     Proceeds from sale of property and equipment                                        -             105
     Additions to property and equipment                                              (310)           (228)
                                                                                 ---------       ---------
Net cash used for investing activities                                             (28,094)           (123)

Financing activities:
     Redemption of Convertible Trust Preferred Securities                         (107,536)              -
     Dividends paid                                                                   (866)           (748)
     Proceeds from issuance of common stock                                          3,843             875
     Other                                                                             (78)            (72)
                                                                                 ---------       ---------
Net cash (used for) provided by financing activities                              (104,637)             55

Cash flows (used for) provided by continuing operations                           (102,140)         52,335
Cash flows (used for) provided by discontinued operations                             (478)          3,698
                                                                                 ---------       ---------
Net (decrease) increase in cash                                                   (102,618)         56,033
Cash at beginning of period                                                        241,880         149,903
                                                                                 ---------       ---------
Cash at end of period                                                            $ 139,262       $ 205,936
                                                                                 =========       =========



See accompanying notes to unaudited condensed consolidated financial statements.

                                 AGILYSYS, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                                                                           Three months ended
                                                                                 June 30
                                                                   -----------------------------------
(In thousands, except per share data)                                   2005                2004
                                                                   ---------------      --------------
Net income, as reported                                               $       290         $     3,850
Non-GAAP adjustments
   Restructuring charges, net of $1.0 million and $70,000
   in taxes, respectively                                                   1,450                 120
   Loss on redemption of Mandatorily Redeemable Convertible
     Trust Preferred Securities, net of $1.9 million in taxes               2,876                   -
                                                                      -----------         -----------
Non-GAAP net income                                                   $     4,616         $     3,970
                                                                      ===========         ===========

Earnings per share - diluted, as reported                             $      0.01         $      0.14
Non-GAAP adjustments
   Restructuring charges                                                     0.05                   -
   Loss on redemption of Mandatorily Redeemable Convertible
     Trust Preferred Securities                                              0.09                   -
                                                                      -----------         -----------
Non-GAAP earnings per share - diluted                                 $      0.15         $      0.14
                                                                      ===========         ===========


The following table sets forth the computation of non-GAAP earnings per share - diluted:

Reconciliation of earnings per share - diluted
   Numerator:
     Non-GAAP net income, as determined above                         $     4,616         $     3,970
     Distributions on Mandatorily Redeemable Convertible Trust
       Preferred Securities, net of taxes                                     900(a)                -
                                                                      -----------         -----------
     Non-GAAP net income - diluted                                    $     5,516         $     3,970
   Denominator:
     Weighted average shares outstanding - diluted                     29,827,852          28,418,415
     Dilutive effect of Mandatorily Redeemable Convertible Trust
       Preferred Securities                                             6,588,258(a)                -
                                                                      -----------         -----------
   Non-GAAP weighted average shares outstanding - diluted              36,416,110          28,418,415

   Non-GAAP earnings per share - diluted                              $      0.15         $      0.14


(a) Diluted earnings per share is determined as the lowest earnings per incremental share in the sequence of potential common shares. Approximately 6.6 million shares issuable upon conversion of the Mandatorily Redeemable Convertible Trust Preferred Securities at June 30, 2005 were not included in determining GAAP earnings per share - diluted, because their effect was anti-dilutive. However, due to the increase in non-GAAP net income, the potential shares had a dilutive effect when determining non-GAAP earnings per share - diluted.